UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Solesence, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3687863
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, par value $0.01 per share, of Solesence, Inc., a Delaware corporation (the “Registrant”). The description of the common stock set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-275696), originally filed with the U.S. Securities and Exchange Commission on November 21, 2023, as thereafter amended and supplemented from time to time (the “Registration Statement”), is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are listed on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOLESENCE, INC.

Dated: April 7, 2025	By:	/s/ JESS JANKOWSKI
	Name:	Jess Jankowski
	Title:	Chief Executive Officer